Exhibit 1

JOINT FILING AGREEMENT

The undersigned parties hereby agree that this Amendment No. 2 to Statement on Schedule 13G filed herewith, and any further amendments to such Statement filed hereafter by any of the undersigned parties, relating to the Ordinary Shares, no par value, of Kenon Holdings Ltd., is being (and will be, in the case of further amendments thereto) filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, on behalf of each such person.

ALTSHULER SHAHAM LTD.

By:	/s/ Ran Shaham
Name:	Ran Shaham
Title:	Co-Chief Executive Officer

ALTSHULER SHAHAM FINANCE LTD.

By:	/s/ Ran Shaham
Name:	Ran Shaham
Title:	Chairman of the Board

By:	/s/ Yair Lowenstein
Name:	Yair Lowenstein
Title:	Chief Executive Officer

Altshuler Shaham Provident & PENSION Funds LTD.

By:	/s/ Kalman Shaham
Name:	Kalman Shaham
Title:	Equity Holder

By:	/s/ Yair Lowenstein
Name:	Yair Lowenstein
Title:	Chief Executive Officer and Equity Holder

Altshuler Shaham Mutual Funds Management Ltd.

By:	/s/ Kalman Shaham
Name:	Kalman Shaham
Title:	Equity Holder

Altshuler Shaham OWL, LIMITED PARTNERSHIP

By:	/s/ Kalman Shaham
Name:	Kalman Shaham
Title:	Equity Holder

/s/ Gilad Altshuler
GILAD ALTSHULER

Date: February 12, 2024